UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2019 (May 15, 2019)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 8.25% Series A Cumulative Redeemable, par value $0.01 per share	ABR-PA	New York Stock Exchange
Preferred Stock, 7.75% Series B Cumulative Redeemable, par value $0.01 per share	ABR-PB	New York Stock Exchange
Preferred Stock, 8.50% Series C Cumulative Redeemable, par value $0.01 per share	ABR-PC	New York Stock Exchange

Item 5.07              Submission of Matters to a Vote of Security Holders

On May 15, 2019, Arbor Realty Trust, Inc. held its Annual Meeting of Stockholders.  At the meeting, the stockholders voted as indicated below on the following proposals:

1.                                Election of three Class I directors for a three-year term of office expiring at the 2022 Annual Meeting of Stockholders and a Class III director for a two-year term of office expiring at the 2021 Annual Meeting of Stockholders.

Nominee	Votes Cast For	Withheld	Broker Non-Vote
Archie R. Dykes	50,649,454	8,608,319	37,743,028
Joseph Martello	53,482,235	5,775,538	37,743,028
Edward Farrell	58,632,276	625,497	37,743,028
Elliot Schwartz	58,602,026	655,747	37,743,028

Each nominee was elected as a director of Arbor Realty Trust, Inc.

2.                                Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Arbor Realty Trust, Inc. for the 2019 fiscal year.

For	Against	Abstain	Broker Non-Vote
95,489,600	1,282,191	229,010	—

Proposal 2 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

Date:  May 23, 2019